Exhibit 99.1

TransAct Technologies Announces Update to Strategic Business Review

The Company is Actively Assessing Strategic Alternatives with Assistance from Roth Capital Partners, LLC

Committee Formed to Support Review of Strategic Alternatives

Hamden, CT – June 3, 2024 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today announced an update to its previously announced strategic business review.

The Company is actively assessing strategic alternatives with the assistance of Roth Capital Partners, LLC (“Roth Capital”), the Company’s advisor. The Company has engaged in preliminary discussions with potential strategic partners. Additionally, the Board of Directors has formed an independent committee to consider the full range of strategic, operational, and financial alternatives in order to maximize stockholder value, which may include a potential sale of part of or the entire business of the Company and the development and implementation of new strategies designed to grow the Company’s business.

“TransAct’s casino business remains a market leader with growth prospects existing globally. As inventories in the industry normalize, we fully expect the business to continue to produce stable and growing returns,” said John Dillon, Chief Executive Officer of TransAct. “The FST business, despite the loss of 7-Eleven’s label business, is growing. We have added a number of new customers with significant growth opportunities and, in addition, a large global QSR client has successfully procured more than 1,000 units of our new BOHA! Terminal 2 since the beginning of this year.”

“While we focus externally on strategic initiatives, we will continue to prioritize internal initiatives that improve and refine operational execution within each functional area of the business,” continued Mr. Dillon.

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About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 3.9 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

©2024 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA!™, AccuDate™, Epic Edge®, EPICENTRAL® and Ithaca® are trademarks of TransAct Technologies Incorporated.

Forward-Looking Statements

Certain statements included in this press release may be forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as "may", "will", "could", "expect", "intend", "estimate", "anticipate", "believe", "project”, "plan”, "predict”, "design" or "continue", or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions on our business, operations, financial condition, results of operations and capital resources, difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions, inflation and the Russia/Ukraine and Middle East conflicts, an inability of our customers to make payments on time or at all, diversion of management attention, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; our ability to successfully grow our business in the food service technology market; risks associated with the pursuit of strategic initiatives and business growth; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars, supply chain disruptions or other significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

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Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com